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Exhibit 10.8.2

DISPLAYTECH, INC.

AMENDMENT NO. 2 TO THE
SHAREHOLDERS' RIGHTS AGREEMENT

        This Amendment No. 2 (the "Amendment") is made as of February 11, 2003, by and among Displaytech, Inc., a Colorado corporation (the "Company"), and the persons and entities listed as Investors on the signature pages hereto (the "Investors"), all of whom are parties to the Amended and Restated Shareholders' Rights Agreement, dated as of July 30, 2001, as amended by Amendment No. 1, dated as of April 9, 2002 (as so amended, the "Agreement").

        WHEREAS, in connection with the Company's issuance of shares of Series E-1 Senior Preferred Stock and Series E-2 Senior Preferred Stock, the Company and the Investors have determined that it is in their best interest, and in furtherance of their purposes, to amend the Agreement to modify certain rights and obligations with respect to corporate governance.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the Investors, severally and not jointly, hereby agrees as follows:

          1.     Section 2.4 of the Agreement shall be deleted in its entirety and replaced by the following:

            Stock Certificate Legend.    Each certificate representing shares of Common Stock now or hereafter owned by the Investors shall be endorsed with the following legend until termination of the terms of this Section 2:

        "THE RIGHT TO VOTE THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED SHAREHOLDERS' RIGHTS AGREEMENT, DATED AS OF JULY 30, 2001 (AS AMENDED), BY AND AMONG THE HOLDER OF THESE SHARES, CERTAIN OTHER HOLDERS OF THE CAPITAL STOCK OF THE CORPORATION, AND THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

          2.     Section 4.2(a) of the Agreement shall be deleted in its entirety and replaced by the following:

            (a)   The Investors shall at all times vote their shares of Voting Stock so that the Bylaws of the Company provide that the Board of Directors shall consist of not less than three (3) and no more than fourteen (14) directors, the exact number of which shall be fixed from time to time within such limits by resolution of the Board of Directors. The Investors agree to vote their shares of Voting Stock for the election to the Company's Board of Directors of two (2) designees of the Kingdon Investors, four (4) designees of the Century Investors, two (2) designees of DBCP, four (4) designees of the Fleming Investors, Richard Barton and Bruce Spenner. The obligations set forth herein in respect to the election of directors apply each time the shareholders of the Company meet, or act by written consent in lieu of meeting, for the purpose of electing directors. In addition, the Investors agree to approve and continue to support a resolution adopted by the Board of Directors authorizing the formation of (i) a Compensation Committee, consisting of one director designated by each of the Kingdon Investors, the Century Investors, DBCP and the Fleming Investors and (ii) an Audit Committee, consisting of one director designated by each of the Kingdon Investors, the Century Investors, DBCP and the Fleming Investors. The Company agrees that at all times (i) prior to a Qualified Public Offering and (ii) during which the Investors are required to vote their shares of Voting Stock to elect the Investors' designees to the Board of Directors of the Company in accordance with the terms of this Agreement, the Company shall cause (i) the appropriate Investor designees so elected to be appointed to such Compensation Committee, which committee shall have, among other powers, exclusive authority to grant stock options/restricted stock to employees, officers and directors of, and consultants to, the Company at all times after the date of this Agreement and (ii) the appropriate Investor designees so elected to be appointed to the Audit Committee. The Company and the Investors agree to cause the resolutions described herein to remain in effect, without modification, unless Investors holding a majority of the shares of Common Stock held by Investors agree otherwise.

          3.     Section 4.2 of the Agreement shall be amended to add subsection (c) as follows:

            (c)   Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 4.2 shall terminate on June 30, 2003.

          4.     Except as amended herein, the Agreement shall remain in full force and effect.

          5.     This Amendment shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and to be performed entirely within Colorado.

          6.     This Amendment may be executed in any number of counterparts (and by facsimile), each of which shall be an original, but all of which together shall constitute one instrument.

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        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first written above.

COMPANY:
DISPLAYTECH, INC.
By:	/s/ RICHARD BARTON
Name:	Richard Barton
Title:	Chief Executive Officer
Address:	2602 Clover Basin Drive Longmont, CO 80503

INVESTORS:
KINGDON ASSOCIATES, L.P.
By:	Kingdon Capital Management Corp., its General Partner

By:	/s/ KEN HAHN
Name:	Ken Hahn
Title:	Portfolio Manager

KINGDON PARTNERS, L.P.
By:	Kingdon Capital Management Corp., its General Partner

By:	/s/ KEN HAHN
Name:	Ken Hahn
Title:	Portfolio Manager

M. KINGDON OFFSHORE NV
By:	Kingdon Capital Management Corp., its General Partner

By:	/s/ KEN HAHN
Name:	Ken Hahn
Title:	Portfolio Manager

/s/ J. KERMIT BIRCHFIELD, JR. J. Kermit Birchfield, Jr.

CENTURY AMERICA LLC (formerly known as Century Partners, L.P.-Dtech, L.P.)

By:	/s/ RICHARD HOKIN Richard Hokin, its managing member

JKB- DISPLAYTECH, LLC

By:	/s/ J. KERMIT BIRCHFIELD, JR. J. Kermit Birchfield, Jr.

INTERWEST CAPITAL, INC.

By:	/s/ WILLIAM C. GLYNN
Name:	William C. Glynn
Title:	President

FLEMING US DISCOVERY FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner

By:	/s/ ROBERT L. BURR Robert L. Burr, member

FLEMING US DISCOVERY OFFSHORE FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner

By:	/s/ ROBERT L. BURR Robert L. Burr, member

D.A. DAVIDSON & CO. DISPLAYTECH INVESTMENT PARTNERSHIP

By:	/s/ MARK J. SEMMENS Mark J. Semmens, General Partner

DAVIDSON COMPANIES (formerly known as DADCO Incorporated)

By:	/s/ ILLEGIBLE Authorized Officer

DB CAPITAL PARTNERS SBIC, L.P.

By:	/s/ ROBERT SHARP Robert Sharp

HEWLETT-PACKARD COMPANY

By:	/s/ CHARLES N. CHARMAS Charles N. Charmas

NISSHO ELECTRONICS CORPORATION

By:

ANALYSIS GROUP FUND I, L.P.

By:	/s/ NORMAN W. GORIN Norman W. Gorin Chief Financial Officer

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DISPLAYTECH, INC. AMENDMENT NO. 2 TO THE SHAREHOLDERS' RIGHTS AGREEMENT